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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - September 23, 1998

                            Sotheby's Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


            Michigan                        1-9750                38-2478409
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(State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization)          File Number)         Identification No.)


  500 North Woodward Avenue, Suite 100
       Bloomfield Hills, Michigan                              48304
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (248) 646-2400
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        ITEM 5. OTHER EVENTS

        In September 1998, the Company received final approval from the City of New York to proceed with its plan to construct a new auction facility and global headquarters at 1334 York Avenue in New York City. This planned construction will expand auction, warehouse and office space in New York City and will enable the Company to consolidate its operations into one facility. The capital expenditures relating to the new building construction are estimated to be in the range of $130 million.

        Implementation of this plan resulted in a non-recurring charge of approximately $15.2 million, which was approved by the Board of Directors on September 23, 1998. Approximately $14.1 million of this amount is a non-cash charge resulting from the impairment of existing leasehold improvements and related furniture and fixtures. The remaining amount of approximately $1.1 million is a provision resulting from the cost of future rental obligations on rental space in New York City that will be abandoned as part of the plan.


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                            SOTHEBY'S HOLDINGS, INC.
                                AND SUBSIDIARIES


                                    SIGNATURE
                                    ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed this the 23th day of September, 1998, on its behalf by the undersigned, thereunto duly authorized and in the capacity indicated.




                                                   SOTHEBY'S HOLDINGS, INC.

                                                   By: /S/ JOSEPH A. DOMONKOS

                                                   Joseph A. Domonkos
                                                   Vice President, Controller
                                                   And Chief Accounting Officer